Exhibit 99.1

Yotta Acquisition Corporation Announces Receipt of Notice from Nasdaq Regarding Filing of Annual Report on Form 10-Q

New York, NY, June 5, 2024 (PRNewswire) -- Yotta Acquisition Corporation. (Nasdaq: YOTA) (the “Company”) announced that it has received a notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) stating that because the Company has not yet filed its Form 10-Q for the period ended March 31, 2024, the Company is no longer in compliance with Nasdaq Listing Rule 5250(c)(1), which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”). This notification has no immediate effect on the listing of the Company’s shares on Nasdaq. Subsequent to the receipt of the Notice, the Company filed the Form 10-Q on May 31, 2024.

This announcement is made in compliance with Nasdaq Listing Rule 5810(b), which requires prompt disclosure of receipt of a deficiency notification.

About Yotta Acquisition Corporation

Yotta Acquisition Corporation is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements”. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and final prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

YOTA Contact:

Hui Chen

Chief Executive Officer

Yotta Acquisition Corporation

hchen@yottaac.com